                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the registrant [X]
Filed by party other than the registrant  [ ]

Check the appropriate box:

[X]      Preliminary proxy statement [Information Statement]
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule s 14a-11(c) or s 240.14a-12

                                 VIRAGEN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 (1) Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

*6(4)Proposed maximum aggregate value of transaction:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(5)      Total fee paid:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materals

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)      Amount previously paid:

-------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

(3)      Filing party:

-------------------------------------------------------------------------------

(4)      Date filed:

-------------------------------------------------------------------------------

                                  VIRAGEN, INC.
                              2343 WEST 76TH STREET
                             HIALEAH, FLORIDA 33016

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 28, 1997

TO THE STOCKHOLDERS OF VIRAGEN, INC.

PLEASE TAKE NOTICE that the 1996 Annual Meeting of Stockholders of Viragen, Inc., a Florida corporation (the "Company"), will be held at Signature Grand, 6900 State Road 84, Davie FL 33317 on Friday, February 28, 1997 at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof, for the following purposes:

         1. To elect nine directors to the Board of Directors until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

         2. To adopt the Company's 1997 Stock Option Plan, as adopted by the Board of Directors on January 21, 1997;

         3. To amend the Company's Certificate of Incorporation to increase the authorized capital stock of the Company.

         4.      To ratify the appointment of independent auditors; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Proxy Statement dated February 6, 1997 is attached.

The Board of Directors has fixed the close of business on January 31, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The financial statements of the Company for the fiscal year ended June 30, 1996 are contained in the accompanying Annual Report on Form 10-K/A1. The Annual Report does not form any part of the material for the solicitation of proxies. Stockholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        Dennis W. Healey, Secretary

Hialeah, Florida
February 6, 1997

THIS IS AN IMPORTANT MEETING, AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                  VIRAGEN, INC.
                              2343 West 76th Street
                             Hialeah, Florida 33016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Viragen, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1996 Annual Meeting of Stockholders ("Annual Meeting") to be held at Signature Grand, 6900 State Road 84, Davie FL 33317 on Friday, February 28, 1997 at 3:00 P.M., Eastern Standard Time, or at any and all adjournments thereof. The cost of this solicitation will be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Annual Report on Form 10-K/A1 of the Company for the fiscal year ended June 30, 1996, is being mailed together with this Proxy Statement and form of Proxy. The date of mailing of this Proxy Statement and form of Proxy is approximately February 6, 1997.

                       OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on January 31, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on that date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. Unless authority is withheld in writing, proxies which are properly executed will be voted for the proposals thereon. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated, the appointment of the Company's auditors, the approval of the amendments to the Company's Certificate of Incorporation to increase the Company's authorized common stock from 50,000,000 shares to 75,000,000 shares, and the approval of the newly established 1997 Stock Option Plan will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.

As of January 31, 1997, the record date for determining the stockholders of the Company entitled to vote at the Annual Meeting, approximately ______________ shares of the Common Stock of the Company, $.01 par value ("Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum and have the effect of a negative vote on the ratification of the appointment of the Company's independent auditors, on the approval of the amendments to the Company's Certificate of Incorporation to increase the Company's authorized common stock, and on the adoption of the 1997 Stock Option Plan.

Abstentions and broker non-votes have no effect for the election of directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned at January 15, 1997 (i) by each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more the Company's Common Stock on the record date based upon certain reports regarding ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) by each of the Company's directors, and (iii) by all officers and directors as a group. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Except as otherwise indicated the business address for the persons set forth below is 2343 West 76th Street, Hialeah, Florida 33016. At January 15, 1997 there were 38,639,591 shares of Common Stock of the Company outstanding.

                                           Amount
                                           Nature of                Percent
Name and Address                           Beneficial                  of
of Beneficial Owner                        Ownership(1)             Class(2)
-------------------                        ------------             --------
Gerald Smith                               2,000,000                  5.2%
Robert H. Zeiger                           1,000,000                  2.6%
Dennis W. Healey                             675,000                  1.7%
Charles F. Fistel                            876,255                  2.3%
Peter D. Fischbein                           400,000                  1.0%
Sidney Dworkin, Ph.D.                        325,244                  0.8%
Jay M. Haft                                  197,744                  0.5%
William B. Saeger                          1,883,855                  4.9%
Fred D. Hirt                                  25,000                  0.1%
Officers & Directors
(as a Group 9 persons)                     7,733,098                 20.1%

(1) Based upon information furnished to the Company by the principal security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and dispositive power with respect to their shares.

(2) Based on 38,639,591 shares of Common Stock outstanding as of January 15, 1997. Exclusive of 11,289 shares of Common Stock reserved for issuance pursuant to conversion of 2,650 outstanding shares of Preferred Stock each convertible into 4.26 shares of Common Stock; and
         (ii) 13,486,703 shares of Common Stock reserved for issuance pursuant to the conversion of convertible preferred stock and the exercise of options and warrants of the Company.

(3) Mr. Smith is Chairman of the Board of Directors and President of the Company. Includes (i) 350,000 shares owned directly by Mr. Smith; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 1,600,000 options exercisable at $.50 per share pursuant to the provisions of the Company's 1995 Amended Stock Option Plan (the "1995 Plan").

(4) Mr Zeiger is Chief Executive Officer, Chief Operating Officer and a Director of the Company. Includes 1,000,000 options exercisable at $.96 per share pursuant to Mr. Zeiger's employment agreement with the Company.

(5) Mr. Healey is Executive Vice President, Treasurer, Chief Financial Officer, Secretary and a Director of the Company. Includes (i) 125,000 shares held in Mr. Healey's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 500,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.

(6) Mr. Fistel is an Executive Vice President and was elected a Director of the Company in June 1996. Includes (i) 215,455 owned directly by Mr. Fistel; (ii) 300,000 options exercisable at $.30 per share; (iii) 110,000 options exercisable at $.50 per share pursuant to the 1995 Plan; and (iv) 250,000 options exercisable at $3.73 per share granted pursuant to Mr. Fistel's 1996 Employment Agreement.

(7) Mr. Fischbein is a Director of the Company. Includes (i) 125,000 shares held in Mr. Fischbein's name; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 225,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.

(8) Mr. Dworkin is a Director of the Company. Includes (i) 175,244 shares owned directly by Mr. Dworkin and his wife; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.

(9) Mr. Haft is a Director of the Company. Includes (i) 47,744 shares owned directly by Mr. Haft; (ii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.

(10) Mr. Saeger is a Director of the Company. Includes (i) 89,500 shares owned directly by Mr. Saeger; (ii) 1,644,355 shares held by Fundamental Management Corp. and Hedge Fund Management. Mr. Saeger holds a controlling position as Fund Manager of the Fundamental Fund Group, holder of these shares and is considered a beneficial owner;
         (iii) 50,000 options exercisable at $1.00 per share granted to all Directors in August 1994; and (iii) 100,000 options exercisable at $.50 per share granted pursuant to the provisions of the 1995 Plan.

(11) Mr. Hirt is a Director of the Company. Includes 25,000 options exercisable at $3.96 per share granted in June, 1996 pursuant to the provisions of the 1995 Plan.

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended June 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were completed except that Mr. Robert Zeiger, the Company's Chief Executive Officer, Chief Operating Officer and a Director of the Company, did not file one report, covering one transaction, in a timely manner.

                              ELECTION OF DIRECTORS

The Board of Directors is responsible for the overall affairs of the Company. The names of the nominees, their principal occupations and the year in which they became Directors, are set forth below. Each Director is elected for a period of one year at the Company's annual meeting of stockholders. Executive officers are elected annually and, except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                              NOMINEES FOR ELECTION

                                                                                   Served as
                                                  Position with                    Officer and/or
Name                              Age             the Company                      Director Since
----                              ---             -----------                      --------------
Gerald Smith                      66              Chairman of the Board and            1994
                                                  President                            1993
Robert H. Zeiger                  52              Chief Executive Officer              1995
                                                  and Director
Dennis W. Healey                  48              Executive Vice President,            1993
                                                  Treasurer, Chief Financial           1980
                                                  Officer, Secretary and               1994
                                                  Director                             1984
Charles F. Fistel                 35              Executive Vice President and         1994
                                                  Director                             1996
Peter D. Fischbein                56              Director                             1981
Sidney Dworkin, Ph.D.             74              Director                             1994
Jay M. Haft                       60              Director                             1994
William B. Saeger                 44              Director                             1994
Fred D. Hirt                      53              Director                             1996

GERALD SMITH, in accordance with the February 1993 Stock Agreement, became a Director on February 5, 1993, the date of the Initial Purchase by Cytoferon Corp. ("Cytoferon"). On May 12, 1993, Mr. Smith became President of the Company. In June 1994, Mr. Healey relinquished his position as Chairman of the Board of Directors in favor of Mr. Smith. Since 1982, he was a principal stockholder, President, Chief Executive Officer and director of Business Development Corp ("BDC"), which has served as a managing entity and consultant to several high technology ventures including Compupix Technology Joint
Venture. From August 1991 to December 1991, Mr. Smith was the Chief Executive Officer of Electronic Imagery, Inc., a company engaged in the development of imaging software. Mr. Smith is also the President, Chief Executive Officer and a director of Cinescopic Corporation and International Database Service, Inc., computer-oriented companies which developed database technology using the personal computer for audio, video, animation and real time communication. Mr. Smith has discontinued BDC's operations in order to devote all of his time to the Company. See Transactions with Management. Mr. Smith is also Chairman of the Board and President of Viragen Europe, Ltd. ("VEL"), a majority owned publicly traded subsidiary of the Company (NASDAQ; VERP) of which the Company holds approximately 72% of the outstanding common stock of VEL and Viragen U.S.A., Inc. ("VUSA"), a subsidiary of the Company.

ROBERT H. ZEIGER was appointed Chief Executive Officer and Chief Operating Officer and was elected as a Director in May 1995. Mr. Zeiger is a pharmaceutical executive. From 1985 to 1994, Mr. Zeiger was employed by GLAXO, Inc., Research Triangle Park, North Carolina, serving as Vice President and General Manager of their Dermatological Division from 1985 to 1988, Vice President and General Manager of Alan & Hansburgs from 1988 to 1991, and Vice President and General Manager of Glaxo Pharmaceuticals from 1991 to 1994. Mr. Zeiger also served as Vice President, Marketing and Sales with Stiefel Laboratories, Inc., Coral Gables, Florida, from 1979 to 1985, as National Sales Manager to Knoll Pharmaceutical Company, Whipping, New Jersey from 1971 to 1979. Mr. Zeiger is also Chief Executive Officer and a Director of VEL.

DENNIS W. HEALEY is a Certified Public Accountant and was appointed Chairman of the Board and Chief Executive Officer on April 13, 1993. In June 1994, Mr. Healey relinquished his position as Chairman of the Board to Mr. Smith and in July 1994, relinquished the position of Chief Executive Officer upon the employment of Mr. Fistel. Upon Gerald Smith becoming President on May 12, 1993, Mr. Healey became Executive Vice President and has served as Chief Financial Officer and Treasurer of the Company since 1980. Mr. Healey was appointed Secretary in 1994. Until his resignation in July 1996, Mr. Healey served as Senior Vice President, Principal Financial Officer and Treasurer of Medicore, Inc. ("Medicore") and Executive Vice President of its Techdyne affiliate ("Techdyne"). He also served as Treasurer of most of Medicore's subsidiaries and as a Vice President of Dialysis Corporation of America ("DCA"), a subsidiary of Medicore and Secretary, Treasurer and director of other DCA subsidiaries. Mr. Healey is also Executive Vice President, Treasurer, Secretary and a Director of VEL and VUSA.

CHARLES F. FISTEL was appointed Chief Executive Officer of the Company upon his employment in July 1994, which position he relinquished to Mr. Robert H. Zeiger in May 1995, becoming an Executive Vice President of the Company. Mr. Fistel was elected a Director of the Company in June 1996. Mr. Fistel, prior to joining the Company, served for two years as an independent financial advisor to publicly-traded and privately-held emerging growth companies. Prior thereto, between 1986 and 1992, he served as Executive Vice President, Chief Financial Officer and a director of Tiger Direct, Inc. (formerly BLOC Development Corporation), a Miami, Florida-based publicly-traded computer technology development, marketing and distribution company. From 1981 to 1986, Mr. Fistel, who is also a Certified Public Accountant, actively practiced public accounting. Mr. Fistel is also Executive Vice President and a Director of VUSA.

PETER D. FISCHBEIN is an attorney who has been practicing law for approximately 30 years. Mr. Fischbein served as the Company's Secretary between May and December 1994. His former firm on occasion represented the Company, Medicore and the Viragen Research Associates Limited Partnership ("Limited Partnership") which has certain contracts with the Company. Mr. Fischbein is also a director of Medicore (since 1984) and Techdyne (since 1985). Mr. Fischbein has been a general partner of several limited partnerships engaged in oil exploration and real estate development.

SIDNEY DWORKIN, PH.D., elected a Director in August 1994, was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chief Executive Officer of Stonegate Trading, Inc., an importer and exporter of various health, beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Global International, Inc., which is involved in the sale and leasing of modular buildings to hospitals and radiology groups. Between 1993 and the present, Dr. Dworkin has also served as Chairman of the Board of Comtrex Systems, which is engaged in the development and sale of programmable cash registers. Dr. Dworkin also serves on the Board of Directors of CCA Industries, Inc., Interactive Technologies, Inc. and Northern Technologies International Corporation, all of which are publicly-traded companies.

JAY M. HAFT, elected a Director in August 1994, is an attorney and of counsel to Parker Duryee Rosoff & Haft, New York, NY and has been a practicing lawyer since 1959. Mr. Haft has specialized in the representation of emerging growth companies, and has participated in fund raising for a number of leading edge medical technology companies and is Managing General Partner of Venture Capital Associates, Ltd. and GenAm "1" Venture Fund, a domestic and international venture capital fund, respectively.

WILLIAM B. SAEGER, elected a Director in August 1994, is a Certified Public Accountant with experience in corporate strategic planning, financial and tax planning, acquisitions, corporate capitalizations, analysis and management of financial assets. Mr. Saeger has served as a portfolio manager and analyst for a number of funds and is currently Vice President of Fundamental Management and serves as a director of Telemac Cellular Corp. Mr. Saeger has also written for financial publications on federal taxation and investment portfolio management.

FRED D. HIRT, elected a Director in June 1996, is a health care executive and serves as the President and Chief Executive Officer of Mount Sinai Medical Center in Miami Beach, Florida. Mr. Hirt is active in numerous community healthcare and charitable organizations and serves on many of their Board of Directors.

There is no family relationship between any of the officers and directors.

The term of office for the Company's Directors is one year and they serve until the next annual meeting of stockholders.

On August 15, 1994, the Company expanded its Board of Directors to include an Executive Committee, which consists of Messrs. Smith, Zeiger, Healey and Fistel. The Executive Committee is empowered to act for the full Board in intervals between Board of Director meetings, with the exception of certain matters which by law may not be delegated. The Executive Committee meets, as necessary, and all actions by the Company are to be reported at the next Board of Directors meeting. The Executive Committee met twenty four times during fiscal 1996 with all members attended the meetings.

The Company does not have a standing Nominating Committee. While the Company does have a standing Audit and Compensation Committee, currently the Company's Board of Directors act as a whole to (i) oversee the Company's audit activities to protect against unsound and improper practices and to furnish adequate protection to all assets and records of the Company; and (ii) determine officer compensation programs include salaries and other forms of compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's Board of Directors meet as a whole to make decisions concerning the compensation of its executive officers and directors. Currently, there are nine members of the Company's Board of Director, five of whom are outside directors and four who are inside Directors. The four inside Directors include Gerald Smith, the Company's Chairman of the Board and President, Robert
H. Zeiger, the Company's Chief Executive Officer, Dennis W. Healey, an Executive Vice President, Treasurer, Chief Financial Officer, and Secretary of the Company, and Charles F. Fistel, an Executive Vice President of the Company. Each of these individuals also serves in similar capacities for one or more of the Company's subsidiaries. Each of the individuals abstain from any discussions or votes concerning their respective salaries and other forms of compensation received by each of them from the Company. Discussions concerning the compensation received by each of these persons, along with a related transactions are set forth elsewhere in this Notice and Annual Meeting and Proxy Statement.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under the rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer (CEO) and other executive officers. The disclosure requirements for the CEO and executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental compensation decision affecting those individuals.

COMPENSATION REPORT. The Compensation Committee and/or the Board of Directors are responsible for establishing compensation levels and benefits for the executive officers of the Company. The Compensation Committee and/or Board of Directors are also responsible for reviewing recommendations made by management regarding compensation, including stock options, and benefits for other employees.

EXECUTIVE COMPENSATION POLICY. For the last fiscal year, the goals established by the Compensation Committee and The Board for executive compensation are as follows:

   o to provide a compensation package which would attract and retain scientific experienced pharmaceutical and administrative personnel;

   o to maintain reasonable yet competitive based salaries while conserving the liquid assets of the Company;

   o provide an environment where innovation, dedication and success are rewarded; and

   o provide participation in stock appreciation as part of an incentive based compensation package.

The performance of executive officers is evaluated routinely by the Board of Directors as a whole. The Board of Directors considers each employee's total compensation package, including base salary, stock options and other benefits as provided in their respective employment agreements.

CHIEF EXECUTIVE OFFICER. The Chief Executive Officer entered into a two-year employment agreement in May 1995, the terms of which provided for the bulk of his compensation to be derived from appreciation in the Company stock and market value. His compensation consists of a base annual salary of $120,000 and 1,000,000 stock options at the then current market value of $.96 per share, vesting over the term of his employment agreement. The Compensation Committee and the Board of Directors felt that this structure, heavily weighted towards performance compensation, would provide the motivational structure necessary for the competitive environment in which the Company operates.

OTHER EXECUTIVE OFFICERS. As with the compensation of the CEO, the Compensation Committee and the Board of Directors evaluate and establish the compensation packages for other executive officers of the Company. These executives are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving the overall goals of the Company. The Compensation Committee and Board of Directors have structured compensation packages so that the base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, the executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

OTHER EXECUTIVE OFFICERS

Submitted by the Outside Directors of the Company:

                               Peter D. Fischbein
                              Sidney Dworkin, Ph.D.
                                   Jay M. Haft
                                William B. Saeger
                                  Fred D. Hirt

SUMMARY COMPENSATION

The following table sets forth information concerning the compensation and employment agreements of the Chief Executive Officers of the Company and two other most highly compensated executive officers as of June 30, 1996.

                                                                           Restricted                                  All Other
         Name and                                          Other Annual      Stock      Options/           LTIP        Other
       Principal Position  Year     Salary      Bonus      Compensation     Awards       SARS(#)          Payouts     Compensation
       ------------------  ----     ------      -----      ------------     ------       -------          -------     ------------
Gerald Smith, Chairman     1996     $154,615    $7,500        $14,000        -0-        1,600,000           -0-           -0-
  and President(1)         1995       70,000       -0-        $ 9,317        -0-           50,000(5)        -0-           -0-
                           1994          -0-    $7,500            -0-        -0-              -0-           -0-           -0-

Robert H. Zeiger, CEO      1996     $ 66,653       -0-        $ 5,000        -0-          100,000           -0-           -0-
  and Director(2)          1995       11,538       -0-            -0-        -0-        1,000,000           -0-           -0-

Dennis W. Healey, Exec     1996     $ 78,653    $1,250        $ 8,500        -0-          500,000           -0-           -0-
  V.P., Treasurer, CFO     1995     $ 75,000       -0-         10,167        -0-           50,000(5)        -0-           -0-
  and Director (3)         1994     $  7,200     1,250            -0-        -0-              -0-           -0-           -0-

Charles F. Fistel, Exec    1996     $110,000       -0-        $ 6,000        -0-          110,000           -0-           -0-
  V.P. and Director (4)    1995     $106,615       -0-        $19,208        -0-              -0-           -0-           -0-




--------------

(1) Mr. Smith is Chairman of the Board, Chief Executive Officer and President of Cytoferon, a former affiliate of the Company. Cytoferon previously had a consulting and marketing agreement with the Company pursuant to which Cytoferon was entitled to receive consulting fees, commissions, fees for certain foreign transactions and foreign royalties.

         In November 1993, as modified on December 15, 1994, Mr. Smith entered into a two-year employment agreement expiring November 18, 1995, with the Company at no salary. The agreement provided for the sale of 750,000 shares of common stock at $.30 per share payable through the issuance of a promissory note with the shares being issued into escrow pending cash payments reflecting the shares to be released from escrow in increments of no less than $3,000. These shares were purchased through the issuance of a note in the principal amount of $217,500 in April 1994 with Mr. Smith receiving a bonus equal to the par value ($7,500) of shares purchased. On May 15, 1995, the Company forgave Mr. Smith's note in lieu of bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of

         Directors. The agreement also provided for the issuance of 750,000 options to purchase common stock subject to meeting certain production related or capital raising criteria. The criteria were successfully met with the closing of the Company's $3.5 million Private Placement in August 1994 and, accordingly, these options became exercisable.

         Mr. Smith had an employment agreement with Cytoferon effective June 2, 1992, for a term ending June 30, 1995. He was provided with an annual salary of $120,000 the first year, $130,000 the second year and $140,000 the third year. The salary for the period prior to May 12, 1993, the completion of the Stock Agreement, was accrued and was payable from available cash. Mr. Smith was entitled to participate in any Cytoferon benefit plans of which there were none. The Cytoferon employment agreement further provided Mr. Smith with certain severance arrangements if there was a change in control of Cytoferon or the Company. In August 1994, the Board of Directors of the Company voted to terminate the Management and Marketing Services Agreement with Cytoferon, terminating all fees payable thereunder, concurrent with the issuance of the 1,750,000 contingently issuable shares subject to receipt of a fairness opinion which was subsequently received. In connection with this transaction, the Company agreed to assume the obligations of Mr. Smith's employment agreement with Cytoferon through November 18, 1995. The Company entered into a two-year employment agreement with Mr. Smith, effective October 6, 1995, under terms similar to his previous employment agreement, modified to increase his salary by $20,000 and $10,000 for the first and second years, respectively. In January 1996 Mr. Smith exercised options to purchase 750,000 shares of common stock through the issuance of a note in the principal amount of $217,500 with the shares being issued into escrow pending cash payments with the shares to be released from escrow in increments of no less than $3,000. Mr. Smith received a bonus equal to the par value ($7,500) of the shares purchased. On June 6, 1996, the Company forgave Mr. Smith's note in lieu of bonus for the 1996 fiscal year, following unanimous approval of the independent members of the Board of Directors. See Item 13, Certain Relationships and Related Transactions.


(2) On May 9, 1995, the Company entered into a two-year employment agreement expiring May 1, 1997, with Robert H. Zeiger to serve as Chief Executive Officer and Chief Operating Officer of the Company at an annual salary of $120,000. The agreement provides for health, life and similar employee benefits generally made available to other employees of the Company, use of an automobile and related maintenance expenses and reimbursement for expenses incurred in fulfilling his normal responsibilities to the Company. The agreement provides for the issuance of options to purchase the aggregate of 1,000,000 shares of Common Stock of the Company at an exercise price of $.96 per share, exercisable with respect to 500,000 shares commencing May 8, 1996 through May 8, 2000 and exercisable for the remaining 500,000 shares commencing May 8, 1997 through May 8, 2001. The right to exercise such options may be accelerated upon the occurrence of certain material corporate transactions. The options are terminable prior to the lapse of their respective terms only if Mr. Zeiger's employment should be terminated for cause, and, in that event, the options must be exercised to the extent that they have vested within 90 days of such termination.

(3) In April 1994, as modified on December 15, 1994, Mr. Healey entered into an employment agreement expiring November 18, 1995, with the Company at an annual salary of $75,000. The agreement provides for health, life and similar employee benefits generally made available to other employees of the Company, an automobile and related expenses. The agreement further provided for the sale of 125,000 shares of common stock at $.30 per share payable through the issuance of a promissory note with the shares being issued into escrow pending cash payments reflecting the shares to be released from escrow in increments of no less than $3,000 shares. These shares were purchased in June 1994 through the issuance of a note in the principal amount of $36,250, with Mr. Healey receiving a bonus equal to the par value ($1,250) of the shares purchased. On May 15, 1995, the Company forgave Mr. Healey's note in lieu of bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of Directors. The agreement also provided for the issuance of 125,000 options to purchase common shares at $.30 per share subject to the Company reaching certain production levels or raising certain minimums in capital during the employment contract period, consistent with similar provisions contained in Mr. Smith's November 1993 employment agreement. These criteria were met in August 1994 and, accordingly, these options became exercisable. The Company entered into a two-year employment agreement with Mr. Healey, effective October 6, 1995, under terms similar to his previous employment agreement, modified to increase his salary by $5,000 and $5,000 for the first and second years, respectively. In July 1996, Mr. Healey resigned all positions he held with Medicore and its subsidiaries and entered into an employment agreement with Viragen (Europe) Ltd. This agreement provides for a salary of $85,000 per year and expires in October 1997 concurrent with the expiration of his employment agreement with the Company. In January 1996 Mr. Healey exercised options to purchase 125,000 shares of common stock through the issuance of a note in the principal amount of $36,250 with the shares being issued into escrow pending cash payments with the shares to be released from escrow in increments of no less than $3,000. Mr. Healey received a bonus equal to the par value ($1,250) of the shares purchased. On June 6, 1996, the Company forgave Mr. Healey's note in lieu of bonus for the 1996 fiscal year following unanimous approval of the independent members of the Board of Directors.

(4) On July 1, 1994, as modified on December 15, 1994, the Company entered into a two-year employment agreement expiring July 1, 1996, with Charles Fistel to serve as Chief Executive Officer (which position he relinquished to Mr. Zeiger in May 1995, assuming the position of Executive Vice President) at an annual salary of $110,000. The agreement provides for health, life, and similar employee benefits generally made available to other employees of the Company, use of an automobile and related expenses. The agreement provides for the issuance of options to purchase the aggregate of 300,000 shares of common stock at an exercise price of $.30 per share, exercisable with respect to 150,000 shares commencing June 30, 1995, through July 1, 1999, and exercisable for the remaining 150,000 shares commencing June 30, 1996, through July 1, 2000. The right to exercise such options have accelerated based on the Company having raised certain minimums in capital. On July 1, 1996, upon the expiration of Mr. Fistel's 1994 employment agreement, Mr. Fistel entered into a two year employment under terms similar to his previous employment agreement modified to increase his salary $30,000 and $10,000 in the first and second years, respectively.

         In November 1995, VSL, a wholly-owned subsidiary of VEL issued an aggregate of 7.144 shares of VSL common stock at $56.00 per share to individuals serving as officers and directors of VEL and one employee of the Company. Pursuant to the Agreement and Plan of Reorganization, these shares were exchangeable into an aggregate of 400,000 shares of VEL. Of these options 100,000 were granted each to (i) Mr. Gerald Smith, (ii) Mr. Robert H. Zeiger, and (iii) Mr. Dennis W. Healey, all serving as officers and directors of VEL and (iv) one employee of the Company. All options in VSL were exercised and the related shares exchanged for VEL common stock. The Company recognized $243,000 in compensation expense as a result of the issuance of these shares.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended June 30, 1996 to each person named in the Summary Compensation Table.

                                    Number of                 % of Total
                                    Securities                Options/SARs
                                    Underlying                Granted to                Exercise or
                                    Options/SARs              Employees in              Base Price         Expiration
Name                                Granted(#)                Fiscal Year               ($/Shares)         Date
----                                ----------                -----------               ----------         ----
Gerald Smith                        1,600,000                   52.2%                      $.50           10-05-00
Robert H. Zeiger                      100,000                    3.3%                      $.50           10-05-00
Dennis W. Healey                      500,000                   16.3%                      $.50           10-05-00
Charles F. Fistel                     110,000                    3.6%                      $.50           10-05-00


OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended June 30, 1996 to each person named in the Summary Compensation Table and the unexercised options held as of the end of the 1996 fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

                                     Value Realized                                          Value of Unexercised
                                      Market Price                                          in the Money Options At
                      Shares          at Exercise         Number of Unexercised             FY-End (Based on FY-End
                     Acquired         Less Price              Options at FY-End               Price of $5.44/Share
  Name              on Exercise       Exercisable     Exercisable         Unexercisable  Exercisable         Unexercisable
  ----              -----------       -----------     -----------         -------------  -----------         -------------
Gerald Smith          750,000          $348,750        1,650,000               -0-         $8,126,000           -0-
Robert H. Zeiger       75,000          $494,470          525,000             500,000       $2,363,000        $2,240,000
Dennis W. Healey      125,000           $58,125          550,000               -0-         $2,692,000           -0-
Charles F. Fistel      -0-               -0-             410,000               -0-             -0-              -0-



1995 AMENDED STOCK OPTION PLAN

On May 15, 1995 the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1995 Amended Stock Option Plan." On September 22, 1995, the Board of Directors amended the 1995 Stock Option Plan (collectively the "Plan") to define certain terms and clarify the minimum exercise price of the Non-Qualified Options, described herein, as not less than 55% of the fair market value. The Plan was submitted to the stockholders of the Company at the Annual Meeting of Stockholders held on December 15, 1995, and the Stockholders ratified the Plan at that time.

Under the Plan, the Company has reserved an aggregate of 4,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The full Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Compensation Committee.

The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 15, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

As of January 21, 1997, 3,996,500 options has been issued under the 1995 Amended Stock Option Plan.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                 Number            Performance          Estimated Future Payouts Under
                                 of Shares,        or Other             Non-Stock Price-Based Plans
                                 Units or          Period Until
                                 Other Rights      Maturation           Threshold      Target       Maximum
Name                                (#)            or Payout            ($ or #)       ($ or #)     ($ or #)
----                             ------------      ------------         --------       --------     --------
Gerald Smith                        -0-              -0-                 -0-             -0-           -0-
Robert H. Zeiger                    -0-              -0-                 -0-             -0-           -0-
Dennis W. Healey                    -0-              -0-                 -0-             -0-           -0-
Charles F. Fistel                   -0-              -0-                 -0-             -0-           -0-



ADDITIONAL STOCK OPTIONS

On October 6, 1995, the Board of Directors awarded options to purchase
2,935,000 shares of Common Stock to the officers, directors and key employees of the Company exercisable of $0.50 per share at any time on or prior to October 6, 2000. The options were granted to the following individuals: Gerald Smith (1,600,000), Robert H. Zeiger (100,000), Dennis W. Healey
(500,000), Charles F. Fistel (110,000), Peter D. Fischbein (225,000), Sidney Dworkin (100,000), Jay W. Haft (100,000), William B. Saeger (100,000) and to key employees (100,000). In addition, between October 1995 and June 1996, the Company awarded options to purchase up to 500,500 shares of Common Stock to other employees of the Company, which options are exercisable at prices ranging from $0.50 to $5.90 per share during the five-year term of the options.

In June 1995, the Company issued 33,000 Incentive Stock Options to non-executive employees under the Plan. The options granted vest over different periods not exceeding two years.

In May 1995, the Company issued 1,000,000 Common Stock purchase options to Mr. Robert H. Zeiger, Chief Executive Officer, Chief Operating Officer and a director, pursuant to an Employment Agreement. Under the terms of the Agreement, 500,000 options became exercisable in May 1996 and 500,000 options became exercisable in May 1997. The options carry a five year term and are exercisable at $.96 per share.

In August 1994, the Company issued five-year options to purchase an aggregate of 350,000 shares exercisable at $1.00 per share which were divided equally among the seven directors of the Company (one of whom subsequently resigned). In addition, between May 1994 and March 1995, the Company issued five-year options to purchase an aggregate of 570,000 shares of Common Stock at exercise prices ranging from $.62 to $1.00 per share to six key employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Gerald Smith, Chairman of the Board of Directors, President and Director of the Company, is the sole stockholder of Cytoferon, a former active affiliate of the Company.

Peter D. Fischbein is a Director of the Company, and a director of Medicore and Techdyne, was a member of a law firm, now dissolved, which firm acted as counsel to the Company, and Medicore from time to time. Mr. Fischbein's firm also handled the legal work for the Limited Partnership which has licensing agreements with the Company. In December 1994, Mr. Fischbein resigned as Secretary of the Company. In July 1994 Mr. Fischbein, in recognition for several years of service as a Director of the Company, was provided the right to purchase 125,000 shares of Common Stock at $.30 per share (market price at that time was approximately $.53 per share), payable through the issuance of a note in the principal amount of $36,250, with Mr. Fischbein receiving a bonus equal to the par value ($1,250) of the shares purchased. On May 15, 1995, the Company forgave Mr. Fischbein's note in lieu of a bonus for the 1995 fiscal year, following unanimous approval of the independent members of the Board of Directors.

On February 5, 1993, the Stock Agreement with Cytoferon was executed, the initial $100,000 investment was made by Cytoferon and Gerald Smith, Chief Executive Officer, director and principal of Cytoferon became a Director of the Company. Upon Cytoferon's additional investment exceeding $600,000, Thomas K. Langbein resigned as an officer and director of the Company and in May 1993, pursuant to which Cytoferon had invested $1,000,000 for 6,000,000 shares of Common Stock of the Company, Seymour Friend resigned as director. Mr. Friend is an officer and director of Medicore. In May 1993, Cytoferon moved its offices to the Company's facilities in Hialeah, Florida. In November 1993, the Company entered into the Additional Stock Purchase Agreement with Cytoferon and thereafter, issued 1,333,333 shares of common stock to Cytoferon for an additional investment of $400,000.

In connection with Cytoferon's investments, the Company entered into a Marketing and Management Services Agreement ("MMS Agreement") with Cytoferon pursuant to which agreement Cytoferon became consultant to and exclusive distributor of products of the Company not approved by the U.S. Food and Drug Administration ("FDA") for national distribution in exchange for certain fees and commissions. The MMS Agreement provided for a management consulting fee of $240,000 per year subject to Cytoferon meeting certain per year and aggregate initial term and renewal term sales requirements. In addition, the MMS Agreement provided that Cytoferon was to have been the exclusive worldwide distributor, subject to maintaining certain sales minimums for all of the Company's non-FDA approved products for three years, a 4% sales commission on such sales, 50% of all fees received by the Company from the sale of any foreign franchises, licenses, technology transfer or joint venture agreements and 20% of any ongoing foreign royalty payments.

Cytoferon had obtained funds for such investments through sale of $2,181,500 principal amount of its Debentures between February 1993 and March 1994 (net of $849,250 of Debentures which were retired as a result of the settlement of the Cytoferon Debenture holders' suit against Cytoferon, Viragen and certain other parties). Each of the series of Debentures issued by Cytoferon carried an identical interest rate of 8.5%, were convertible into Common Stock of Viragen at $.30 per share and were secured by Common Stock of Viragen acquired through Cytoferon's investment in Viragen. The Cytoferon's Debentures were converted into 7,271,666 shares of Common Stock of Viragen in December 1994, at which time accrued interest of $133,364 was converted into 444,547 shares of Common Stock of Viragen also at a conversion ratio of $.30 per share.

The Company's management believed it was in the long-term best interest of the Company to unify and consolidate management functions and efforts and eliminate conflicts that could arise by virtue of minimum sales requirements that could be inconsistent with the Company's plans to introduce new production technologies and refinement of related protocols. Accordingly, the Company executed the Subsequent Agreement, subject to receipt of a fairness opinion received in December 1994, which terminated the MMS Agreement, the Stock Purchase Agreement and Additional Stock Purchase Agreement and accelerated the issuance of the 1,750,000 shares previously contingently issuable under the Additional Stock Agreement concurrent with the cancellation of the aforementioned agreements.

Messrs., Sydney Dworkin, Jay M. Haft, and William B. Saeger, Directors of the Company, Mr. Jerome E. Treisman, a former director, and Charles F. Fistel, an Executive Vice President of the Company, purchased Cytoferon 8 1/2% Convertible Debentures in the respective principal amounts of $40,000, $62,500, $150,000, $22,500 and $50,000 which were convertible into common stock of the Company. The principal amount of such Debentures together with accrued interests were converted, effective September 30, 1994, at $.30 per share and accrued interest into 175,244 shares, 220,744 shares, 533,766 shares, 78,668 and 177,922 shares of common stock of the Company.

In November 1993, the Company issued $200,000 in 8 1/2%, three-year convertible debentures. These debentures were converted at $.30 per share in 666,668 shares of common stock on October 31, 1994. These shares are held by Fundamental Management Corp. and Hedge Fund Management, which are investment funds managed by William B. Saeger, a Director of the

Company.

On December 8, 1995, the Company consummated an Agreement and Plan of Reorganization with Sector Associates, Ltd. (the former name for Viragen (Europe), Ltd.) pursuant to which VEL acquired 100% of the outstanding capital stock of Viragen (Scotland) Ltd. and in exchange for which Viragen received newly issued shares of convertible securities of VEL which represented approximately 94% of the then issued and outstanding capital stock of VEL. Prior thereto, on July 12, 1995, Viragen Technology, Inc., a wholly-owned subsidiary of the Company, entered into a License Agreement with VSL pursuant to which VSL obtained certain exclusive rights applicable to the EU countries and non-exclusive rights throughout the world (except within the United States and its territories) to engage in the research, development and manufacture of certain proprietary products and technologies relating to the therapeutic application of human leukocyte interferon. The term of the license ia for 15 years, which is automatically renewed for successive 15-year periods. At the present time, the Company maintains a 72% capital stock interest in VEL, which in turn owns all of the capital stock of VSL.

Messrs. Gerald Smith, Robert Zeiger and Dennis W. Healey, who are principal executive officers with the Company, also serve as the principal executive officers of VEL. Commencing in July 1996, following his resignation from Medicore and subsidiaries, Mr. Healey who is serving as VEL's Executive Vice President, Treasurer and Secretary, began receiving an annual salary of $85,000 per year. In November 1995, VSL issued options to purchase 100,000 shares of each of its Common Stock to Messrs. Smith, Zeiger and Healey, which following the consummation of the Sector reorganization agreement were converted into options to purchase and aggregate of 300,000 shares of Common Stock of VEL exercisable at $.001 per share. All of such options were exercised at January, 1996.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
             ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE.

                PROPOSAL RELATING TO THE 1997 STOCK OPTION PLAN

On January 27, 1997, the Board of Directors adopted, subject to approval by the stockholders, a stock option plan called the "1997 Stock Option Plan." The following summary describes features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix A.

The Board of Directors have determined that the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's stockholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

Under the Plan, the Company has reserved an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of the Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non- Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on Janaury 26, 2007. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

The following discussion is based on federal income tax laws and regulations in effect on March 31, 1995. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

If the Plan is approved by the stockholders, the Company will have granted ______________ Plan Options.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1995 AMENDED STOCK OPTION PLAN

           PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
            TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

The Board of Directors has voted to increase the authorized shares of Common Stock, par value $.01 per share from 50,000,000 to 75,000,000, par value $.01 per share, subject to approval by the Shareholders of the Company. The Board of Directors determined that such Amendment is advisable and directed that the proposed Amendment be considered at the Annual Meeting of Shareholders to be held on February 28, 1997. The full text of the proposed Amendment to the Certificate of Incorporation is set forth in Appendix B to this Proxy Statement. The Amendment will not effect the number of shares of Preferred Stock authorized.

The Board of Directors believe that this increase is desirable for a number of reasons, including but not limited to facilitating the ability of the Company to effect growth through future acquisition and future financings, stock splits or dividends for other corporate purposes. The Company seeks to avoid the delay and expense incurred in holding special meetings of the Shareholders to approve amendments to the Articles of Incorporation.

Other than the conversion of convertible preferred stock and the exercise of the options and warrants to purchase up to 13,486,703 shares of Common Stock, there are no outstanding obligations of the Company to issue any shares of its Common Stock as of the date herein.

The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required for approval of the amendment to the Articles of Incorporation. If the Amendment is approved by the Shareholders, the Amendment will become effective upon the filing with the Secretary of State of the State of Delaware.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED
            AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                      APPOINTMENT OF THE COMPANY'S AUDITORS

The appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended June 30, 1997, will be ratified.

Although the Board of Directors of the Company is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as auditors, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP
                     AS INDEPENDENT AUDITORS FOR THE COMPANY
                   FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                  OTHER MATTERS

Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                 COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company, at its principal executive offices not later than 95 days from proposed date of the 1997 meeting, for inclusion in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders. Any such proposal will be subject to the Company's Bylaws and 17 C.F.R Section 240.142-8 of the Rules and Regulations under the Securities Act.

                   AVAILABILITY OF FORM 10-K/A1 ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K/A1 for the year ended June 30, 1996, has been included in this Proxy Statement, but exclusive of certain exhibits filed therewith, including related exhibits as filed with the Securities and Exchange Commission, is available without charge to stockholders upon request to Gerald Smith, President, 2343 West 76th Street, Hialeah, Florida 33016.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Dennis W. Healey,
                                              Secretary

Hialeah, Florida
February 6, 1997

                                                                     Appendix A


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VIRAGEN, INC.

         Viragen, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         The amendment to the Corporation's Certification of Incorporation as set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware:

                 RESOLVED, . . . the Board of Directors hereby authorizes an amendment to its Certificate of Incorporation to increase its authorized capital from 50,000,000 shares of Common Stock, $.01 par value, to 75,000,000 shares of Common Stock, $.01 par value, and in particular, the Board hereby approves an amendment to Article FOURTH of the Certificate of Incorporation, as amended, to increase the Common Stock, $.01 par value, and shall read in its entirety as follows:

                 "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Seventy-six Million (76,000,000) of which One Million (1,000,000) shares shall be Preferred Stock, $1.00 par value, and Seventy-five Million (75,000,000) shares shall be Common Stock, $.01 par value. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting power; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (e) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price of prices or at such rates of exchange and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations, or restrictions thereof, all as shall hereinafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock form time to time adopted by the Board of Directors, pursuant to authority so to do which is hereby expressly vested in the Board of Directors.

                 Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on all matters on which holders of shares of Common Stock are entitled to vote.

                 The number of authorized shares of any class of stock of the Corporation, including but without limitation, the Preferred Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote."

         IN WITNESS WHEREOF, Viragen, Inc. has caused this Certificate of Amendment to the Certification of Incorporation to be signed by Gerald Smith, Chairman of the Board and President and attested to by Dennis W. Healey, Secretary, and the seal of the Corporation has been duly affixed hereto, this 21st day of January, 1997.

                                        VIRAGEN, INC.

(Corporate Seal)

                                        By:
                                           ------------------------------
                                           Gerald Smith, Chairman of the Board
                                           and President

ATTEST:

-------------------------------
Dennis W. Healey, Secretary

                                                                     Appendix B


                                  VIRAGEN, INC.
                             1997 STOCK OPTION PLAN

1. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the VIRAGEN, INC. 1997 STOCK OPTION PLAN (the "Plan"), the Board of Directors (the "Board") or, the Compensation Committee (the "Stock Option Committee") of Viragen, Inc. (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's $.01 par value common stock (the "Stock").

2. Type of Options. The Board or the Stock Option Committee is authorized to issue Incentive Stock Options ("ISOs") which meet the requirements of Section ss.422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non Statutory Options ("NSOs"), or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 3,000,000 shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock due to of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4.       Eligible Persons.

         (a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days.

         (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least sixty (60) days, (ii) any director of the Corporation or any subsidiary of the Corporation or (iii) any consultant of the Corporation or any subsidiary of the Corporation.

5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6. Option Price. The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, 110 percent of the fair market value, or (iii) in the case of an NSO, not less than 55% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

7. (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

   (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee.

8. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property or Corporation stock, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

9. Grant of Reload Options. In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.

10. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 20 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

11. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

12. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

         (a) An ISO may only be granted within ten (10) years from Janaury 27, 1997, the date that this Plan was originally adopted by the Corporation's Board of Directors.

         (b)      An ISO may not be exercised after the expiration of ten
(10) years from the date the ISO is granted.

         (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

         (d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

         (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

         (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

         (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

         (h) This Plan was adopted by the Corporation on January 27, 1997, by virtue of its approval by the Corporation's Board of Directors. Approval by the stockholders of the Corporation is to occur prior to March 1, 1997.

13. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

14. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the

Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

15.      Exercise in the Event of Death of Termination or Employment.

         (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability, or retirement or otherwise, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability, his Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the optionee's death, whichever date is earlier.

         (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

         (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans if any, or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 14, termination for cause shall mean; (i) termination of employment for cause as defined in the optionee's Employment Agreement or (ii) in the absense of an Employment Agreement for the optionee, termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

         (d) If an optionee's employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment absent specific provisions in the optionee's Option Agreement.

16. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

17. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

18. Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

19. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

20. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraphs 20 and 21.

21. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation's Board of Directors.

22. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.

    If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

23. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

24. Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

25. Name.  The Plan shall be known as the "Viragen, Inc. 1997 Stock Option
Plan."

26. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation shall be sent to it at its office, 2343 West 76th Street, Hialeah, Florida 33016, and when addressed to the Committee shall be sent to it at 2343 West 76th Street, Hialeah, Florida 33016, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

27. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

28. Effective Date.  This Plan, the Viragen, Inc. 1997 Stock Option Plan, was
adopted by the Board of Directors of the Corporation on January 27, 1997.   The
effective date of the Plan shall be the same date.

         Dated as of January 27, 1997.

                                       VIRAGEN, INC.

                                       By:
                                          ----------------------------------
                                       Its:  President

                                                                      Appendix C




                                                                [NSO GRANT FORM]

                                  VIRAGEN, INC.
                              2343 West 76th Street
                             Hialeah, Florida 33016

                                                                Date:
                                                                     ----------

-----------

-----------

-----------

Dear        :
    -------

         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)      __________, 199_, being __________ years from the

date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                   Very truly yours,

                                   By:
                                      ----------------------------------------
                                       President



AGREED AND ACCEPTED:


-------------------------

                                                                      Appendix D



                                                          Date:
                                                               ----------------

                                  VIRAGEN, INC.
                              2343 West 76th Street
                             Hialeah, Florida 33016

----------
----------
----------

Dear            :
    ------------
         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an ISO. Please see in particular Section 11 of the Plan.

          2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)      _____________, 199___, being __________ years from
the date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives,

successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                        Very truly yours,

                                        By:
                                           -------------------------------
                                           President

AGREED AND ACCEPTED:

-------------------------

                                                                     Appendix E


                                                                 [NSO GRANT FORM
                                                            WITH RELOAD OPTIONS]

                                  VIRAGEN, INC.
                              2343 West 76th Street
                             Hialeah, Florida 33016

                                                                Date:
                                                                     ----------
------------
------------
------------


Dear __________:

         The Board of Directors of Viragen, Inc. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1993 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgement to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

          1. Type of Option. You are granted an NSO. Please see in particular Section 11 of the Plan.

          2.      Rights and Privileges.

                  (a) Subject to the conditions hereinafter set forth, we grant you the right to purchase __________ shares of Stock at $__________ per share, the current fair market value of a share of Stock. The right to purchase the shares of Stock accrues in __________ installments over the time periods described below:

         The right to acquire __________ shares accrues on __________.

         The right to acquire __________ shares accrues on __________.

                  (b) In addition to the Option granted hereby (the "Underlying Option"), the Corporation will grant you a reload option (the "Reload Option") as hereinafter provided. A Reload Option is hereby granted to you if you acquire shares of Stock pursuant to the exercise of the Underlying Option and pay for such shares of Stock with shares of Common Stock already owned by you

(the "Tendered Shares"). The Reload Option grants you the right to purchase shares of Stock equal in number to the number of Tendered Shares. The date on which the Tendered Shares are tendered to the Corporation in full or partial payment of the purchase price for the shares of Stock acquired pursuant to the exercise of the Underlying Option is the Reload Grant Date. The exercise price of the Reload Option is the fair market value of the Tendered Shares on the Reload Grant Date. The fair market value of the Tendered Shares shall be the low bid price per share of the Corporation's Common Stock on the Reload Grant Date. The Reload Option shall vest equally over a period of __________ (___) years, commencing on the first anniversary of the Reload Grant Date, and on each anniversary of the Reload Grant Date thereafter; however, no Reload Option shall vest in any calendar year if it would allow you to purchase for the first time in that calendar year shares of Stock with a fair market value in excess of $100,000, taking into account ISOs previously granted to you. The Reload Option shall expire on the earlier of (i) __________ (___) years from the Reload Grant Date, or (ii) in accordance with Paragraph 5(b), or (iii) in accordance with Paragraph 5(c) as set forth herein. If vesting of the Reload Option is deferred, then the Reload Option shall vest in the next calendar year, subject, however, to the deferral of vesting previously provided. Except as provided herein the Reload Option is subject to all of the other terms and provisions of this Agreement governing Options.

          3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending when they terminate as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Chairman of the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

          5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a)      __________, 199_, being __________ years from the
date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of three months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6.      Securities Laws.

                  The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

          7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

          8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

                                    Very truly yours,

                                    By:
                                       ----------------------------------------
                                       President

AGREED AND ACCEPTED:


-------------------------

                                                                     Appendix F


       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

                                  VIRAGEN, INC.

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 28, 1997

The undersigned, revoking all previous proxies, hereby appoint(s) Gerald Smith as Proxy, with full power of substitution, to represent and to vote all Common Stock of Viragen, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held in Davie, Florida on Friday, February 28, 1997, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

1.       ELECTION OF DIRECTORS.  Nominees:

         Gerald Smith              Robert H. Zeiger   Dennis W. Healey       Charles F. Fistel
         Peter D. Fischbein        Sidney Dworkin     Jay M. Haft            William B. Saeger
         Fred D. Hirt

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE PLEASE DRAW A LINE THROUGH THAT NOMINEE'S NAME)

                 [ ] WITHHOLDING AUTHORITY to vote for all nominees listed above

         2.      Proposal to adopt the 1997 Stock Option Plan.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         3. To increase the number of authorized shares from 50 million to 76 million;

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         4.      To ratify the appointment of independent auditors

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3, PROPOSAL AND PROPOSAL 4.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature If Held Jointly

                                        ----------------------------------------
                                        (Please Print Name)

                                        ----------------------------------------
                                        Number of Shares Subject to Proxy


Dated:                          , 1997
        ------------------------
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.